Exhibit 99.1

FOR IMMEDIATE RELEASE
THURSDAY, NOVEMBER 18, 2010
Contact:
	David Vander Ploeg	Mark Fleming
	Executive VP and CFO	Communications & Investor Relations
	920-882-5854	920-882-5646

W6316 Design Drive, Greenville, WI 54942 P.O. Box 1579, Appleton, WI 54912-1579

SCHOOL SPECIALTY REPORTS SECOND QUARTER AND YEAR-TO-DATE RESULTS

•	Second quarter revenue declines, but trend improving

•	Margins are challenged, cash flow remains strong

•	Company reduces debt by $70 million during second quarter

•	Guidance updated

Greenville, WI, November 18, 2010—School Specialty (NASDAQ:SCHS) today reported fiscal 2011 second quarter and year-to-date financial results. Revenue for the second quarter of fiscal 2011 was $291.9 million as compared to $346.1 million in the same period last year, a decline of 15.7 percent. Excluding revenue from divestures in the prior-year quarter of $6.8 million, revenue declined 14.0 percent. Second quarter diluted earnings per share was $0.96, as compared to $1.57 in the second quarter of fiscal 2010. Gross margin was 40.3 percent, a reduction of 100 basis points over last year’s second quarter due primarily to market pricing pressures in the Educational Resources Group, partially offset by product mix in the Accelerated Learning Group. Free cash flow for the quarter totaled $69.7 million, an increase of more than $6 million over fiscal 2010’s second quarter.

Second quarter revenue for the Accelerated Learning Group was $104.0 million, a 4.3 percent increase over the same period last year, excluding divestiture revenue in the prior-year period, with improved results in the group’s reading intervention and student planner categories. Segment revenue decreased 2.4 percent with the divestiture revenue included. Second quarter revenue for the Educational Resources Group was $187.7 million, a decline of 21.8 percent compared to the same period last year, the result of continued reductions in school furniture and consumable product purchases due to education funding cuts and lingering issues related to pricing and bid execution.

“While second quarter Educational Resources revenue met expectations, competitive pricing requirements lowered our profit margins more than we anticipated, especially in furniture where our year-over-year revenue declined 27 percent,” said President and Chief Executive Officer David Vander Zanden. “Gross margin was also impacted by product mix, as we have seen more revenue reduction in our higher-margin classroom supplemental products.

“School budget pressures reduced revenue slightly from our expectations in Accelerated Learning,” noted Vander Zanden. “We are seeing some states perform better as state and local revenue collections improve, and continue to believe that this school year represents the bottom of the cycle. We are increasing our marketing expenditures in Educational Resources as we go through the next several quarters, and expect to see improvements in consumables revenue in the fourth quarter of this year.

“I am especially pleased with our associates’ success in generating free cash flow by bringing a new level of sophistication and discipline to our inventory management practices, improving accounts receivable collections and controlling capital spending. As a result of their efforts, we were able to achieve strong growth in free cash flow during the first half of the year, allowing us to reduce our total debt by $70 million in the second quarter,” said Vander Zanden. “Their efforts enabled us to continue investing in our businesses to ensure we’re prepared to capitalize on growth opportunities as the spending environment improves.”

Second Quarter Financial Results

•

Revenue for the second quarter was $291.9 million, compared with $346.1 million for the same period last year. The decrease was primarily related to the Educational Resources segment as both the supplies and furniture categories experienced continued reductions associated with ongoing school funding concerns and reduced school construction. Accelerated Learning had revenue growth of 4.3 percent, excluding last year’s divestiture of School Specialty Publishing.

•

Gross profit was $117.5 million compared with $143.1 million in last year’s second quarter. Consolidated gross margin declined 100 basis points to 40.3 percent. The decline in gross margin was primarily due to price discounting in response to competitive pressures in the Educational Resources segment.

•

Selling, general and administrative (SG&A) expenses declined $7.1 million to $79.3 million compared with the prior year’s $86.4 million. The decline was related to the variable cost reduction associated with the volume decline.

•

Second quarter net interest expense declined $1.0 million to $6.7 million from last year’s $7.7 million. This decline was attributable to a reduction in non-cash interest expense related to the company’s convertible debt and lower debt levels. Non-cash interest expense declined from $3.2 million in last year’s second quarter to $2.1 million in this year’s second quarter. This reduction in non-cash interest expense was related to the retirement of the company’s $133.0 million convertible bond issuance during the quarter.

•	Net income in this year’s second quarter was $18.1 million, or $0.96 per diluted share, compared with last year’s second quarter net income of $29.6 million, or $1.57 per diluted share.

Six-Month Financial Results

•

Revenue for the first half of fiscal 2011 was $544.9 million, compared with $676.5 million in the first half of last year, a decline of 19.5 percent. Excluding $17.5 million of revenue in fiscal 2010 from the divestiture of School Specialty Publishing, consolidated revenue declined 17.3 percent. Revenue for the six-month period for Educational Resources declined 21.9 percent. Accelerated Learning revenue declined 14.8 percent, or 7.2 percent excluding revenue in the prior period from divestitures. The decreases were primarily due to spending reductions by many school districts, a significant decline in school construction activity impacting furniture sales, and certain execution issues in the Educational Resources segment.

•

Gross profit in the first half of the fiscal year was $225.6 million compared with $285.9 million in the same period last year. Consolidated gross margin declined 90 basis points to 41.4 percent, compared with the prior year’s 42.3 percent. The decline in gross margin was primarily related to higher customer discounts within the Educational Resources segment, partially offset by a favorable product mix.

•

SG&A expenses declined $17.5 million to $157.2 million compared with the prior year’s $174.7 million. The decrease is primarily attributable to lower volume and the ongoing favorable impact of last year’s cost reduction, integration and divestiture activities.

•

Interest expense in the first half of the fiscal year was $14.9 million compared with last year’s $15.3 million. Fiscal 2011 interest expense for the first six months included $5.5 million of non-cash interest expense related to the company’s convertible debt, compared to $6.4 million of non-cash interest expense in last year’s first half. The decrease in non-cash interest expense has been partially offset by approximately $0.4 million of incremental loan commitment fees associated with the company’s revolving credit facility.

•

A non-cash impairment charge of $411.3 million, or $344.9 million net of tax, was recorded in the first half of the current fiscal year associated with the annual assessment of goodwill and other indefinite-lived intangible assets. The tax benefit associated with the impairment was negatively impacted by the portion of the goodwill which is non-deductible for tax purposes.

•

Net loss was $313.5 million, or a loss of $16.62 per share, in the first half of fiscal 2011 compared with net income of $58.0 million, or $3.07 per diluted share, in last year’s first half. Excluding the net of tax impact of the impairment charge, net income was $31.4 million, or $1.66 per diluted share, in the current year’s first half.

Outlook

School Specialty is maintaining its prior revenue guidance for fiscal 2011 of $735 million to $770 million, and updating its guidance for earnings and free cash flow. The company now expects to report a loss per share in a range of $0.30 to $0.60 for the fiscal year, excluding the non-cash impairment charge of $18.28 per share. The new range reflects continued pricing pressures and compares with the prior guidance of diluted earnings per share of $0.15 to $0.45, excluding the impairment charge. Both the current EPS range and the previous range included a non-cash charge of $0.32 related to the convertible debt. Fiscal 2011 free cash flow guidance is expected to range from $50 million to $60 million, which compares with the prior guidance of $40 million to $50 million.

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Conference Call

School Specialty will host a conference call to discuss its fiscal 2011 second quarter financial results. The conference call begins today, November 18, at 10:00 a.m. Central (11:00 a.m. Eastern). The call will be simultaneously broadcast in the Investors section of the School Specialty web site at www.schoolspecialty.com, and a replay of the call will be available.

About School Specialty, Inc.

School Specialty is a leading education company that provides innovative and proprietary products, programs and services to help educators engage and inspire students of all ages and abilities to learn. The company designs, develops, and provides preK-12 educators with the latest and very best curriculum, supplemental learning resources, and school supplies. Working in collaboration with educators, School Specialty reaches beyond the scope of textbooks to help teachers, guidance counselors and school administrators ensure that every student reaches his or her full potential.

For more information about School Specialty, visit www.schoolspecialty.com.

Cautionary Statement Concerning Forward-Looking Information

Any statements made in this press release about future results of operations, expectations, plans, or prospects, including but not limited to statements included under the heading “Outlook,” constitute forward-looking statements. Forward-looking statements also include those preceded or followed by the words “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “should,” “plans,” “targets” and/or similar expressions. These forward-looking statements are based on School Specialty’s current estimates and assumptions and, as such, involve uncertainty and risk. Forward-looking statements are not guarantees of future performance, and actual results may differ materially from those contemplated by the forward-looking statements because of a number of factors, including the factors described in Item 1A of School Specialty’s Annual Report on Form 10-K for the fiscal year ended April 24, 2010, which factors are incorporated herein by reference. Except to the extent required under the federal securities laws, School Specialty does not intend to update or revise the forward-looking statements.

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School Specialty, Inc.

SCHOOL SPECIALTY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, Except Per Share Amounts)

Unaudited

	Three Months Ended		Six Months Ended
	October 23, 2010	October 24, 2009	October 23, 2010	October 24, 2009
Revenues	$291,879	$346,146	$544,863	$676,513
Cost of revenues	174,357	203,041	319,269	390,617

Gross profit	117,522	143,105	225,594	285,896
Selling, general and administrative expenses	79,318	86,445	157,166	174,697
Impairment Charge	—	—	411,390	—

Operating income/(loss)	38,204	56,660	(342,962)	111,199

Other (income) expense:
Interest expense	6,747	7,739	14,876	15,298
Interest income	—	—	—	(10)

Income/(Loss) before provision for income taxes	31,457	48,921	(357,838)	95,911
Provision for (benefit from) income taxes	13,222	19,324	(44,447)	37,885

income/(loss) before investment in unconsolidated affiliate	$18,235	$29,597	$(313,391)	$58,026

Equity in (losses) of unconsolidated affiliate	(135)	—	(135)	—

Net income/(loss)	$18,100	$29,597	$(313,526)	$58,026

Weighted average shares outstanding:
Basic	18,870	18,837	18,867	18,833
Diluted	18,873	18,911	18,867	18,892

Net Income Per Share:
Basic	$0.96	$1.57	$(16.62)	$3.08
Diluted	$0.96	$1.57	$(16.62)	$3.07

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School Specialty, Inc.

SCHOOL SPECIALTY, INC.

CONSOLIDATED CONDENSED BALANCE SHEETS

(In Thousands)

	October 23, 2010	April 24, 2010	October 24, 2009
	(Unaudited)		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$8,105	$21,035	$8,836
Accounts receivable	147,057	72,734	192,633
Inventories	75,190	99,910	109,784
Deferred catalog costs	7,997	13,593	5,843
Prepaid expenses and other current assets	16,099	14,318	13,651
Refundable income taxes	—	1,539	—
Deferred taxes	9,866	9,867	9,805

Total current assets	264,314	232,996	340,552
Property, plant and equipment, net	64,259	66,607	68,331
Goodwill	127,146	540,248	545,222
Intangible assets, net	160,852	166,552	170,154
Development costs and other	33,321	33,118	28,760
Investment in unconsolidated affiliate	28,080	28,299	—

Total assets	$677,972	$1,067,820	$1,153,019

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current maturities - long-term debt	$849	$132,397	$129,663
Accounts payable	81,412	47,954	40,315
Accrued compensation	8,567	7,501	12,953
Deferred revenue	4,895	4,312	4,579
Accrued income taxes	29,103	—	21,380
Other accrued liabilities	33,567	30,905	38,788

Total current liabilities	158,393	223,069	247,678
Long-term debt - less current maturities	266,471	199,742	230,658
Deferred taxes	15,252	92,398	93,896
Other liabilities	1,423	1,423	913

Total liabilities	441,539	516,632	573,145

Commitments and contingencies
Shareholders’ equity:
Preferred stock, $0.001 par value per share, 1,000,000 shares authorized; none outstanding	—	—	—
Common stock, $0.001 par value per share, 150,000,000 authorized and 24,290,345; 24,280,097 and 24,265,678 shares issued, respectively	24	24	24
Capital paid-in excess of par value	437,943	436,959	436,923
Treasury stock, at cost 5,420,210; 5,420,210 and 5,420,210 shares, respectively	(186,637)	(186,637)	(186,637)
Accumulated other comprehensive income	21,839	24,052	20,599
Retained (deficit)/earnings	(36,736)	276,790	308,965

Total shareholders’ equity	236,433	551,188	579,874

Total liabilities and shareholders’ equity	$677,972	$1,067,820	$1,153,019

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School Specialty, Inc.

SCHOOL SPECIALTY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

Unaudited

	Six Months Ended
	October 23, 2010	October 24, 2009
Cash flows from operating activities:
Net income	$(313,526)	$58,026
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and intangible asset amortization expense	13,869	13,196
Amortization of development costs	2,931	3,514
Amortization of debt fees and other	1,118	1,055
Share-based compensation expense	1,443	2,159
Impairment charge	411,390	—
Investment in unconsolidated affiliate	135	—
Deferred taxes	(77,606)	7,452
Loss (gain) on disposal of property, equipment and other	—	275
Non-cash convertible debt deferred financing costs	5,542	6,398
Changes in current assets and liabilities (net of assets acquired and liabilities assumed in business combinations):
Accounts receivable	(74,064)	(86,610)
Inventories	24,718	17,653
Deferred catalog costs	5,596	9,694
Prepaid expenses and other current assets	(243)	3,967
Accounts payable	33,051	(17,190)
Accrued liabilities	33,248	25,189

Net cash provided by operating activities	67,602	44,778

Cash flows from investing activities:
Cash paid in acquisitions, net of cash acquired	—	(11,700)
Additions to property, plant and equipment	(5,917)	(6,364)
Proceeds from disposal of discontinued operations	—	500
Investment in product development costs	(4,254)	(4,436)
Proceeds from disposal of property, plant and equipment	—	2,083

Net cash used in investing activities	(10,171)	(19,917)

Cash flows from financing activities:
Proceeds from bank borrowings	449,400	283,700
Repayment of debt and capital leases	(386,761)	(301,433)
Redemption of convertible debt	(133,000)	—
Payment of debt and other	—	(238)
Proceeds from exercise of stock options	—	75

Net cash used in financing activities	(70,361)	(17,896)

Net (decrease)/increase in cash and cash equivalents	(12,930)	6,965
Cash and cash equivalents, beginning of period	21,035	1,871

Cash and cash equivalents, end of period	$8,105	$8,836

Free cash flow reconciliation:
Net cash used in operating activities	$67,602	$44,778
Additions to property and equipment	(5,917)	(6,364)
Investment in development costs	(4,254)	(4,436)
Proceeds from disposal of property and equipment	—	2,083

Free cash flow	$57,431	$36,061

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School Specialty, Inc.

School Specialty, Inc.

Segment Analysis - Revenues and Gross Profit/Margin Analysis

2nd Quarter, Fiscal 2011

(In thousands)

Unaudited

Segment Revenues and Gross Profit/Margin Analysis-QTD

					% of Revenues
	2Q11-QTD	2Q10-QTD	Change $	Change %	2Q11-QTD	2Q10-QTD
Revenues
Educational Resources	$187,693	$239,864	$(52,171)	-21.8%	64.3%	69.3%
Accelerated Learning	104,019	106,610	(2,591)	-2.4%	35.6%	30.8%
Corporate and Interco Elims	167	(328)	495		0.1%	-0.1%

Total Revenues	$291,879	$346,146	$(54,267)	-15.7%	100.0%	100.0%

					% of Gross Profit
	2Q11-QTD	2Q10-QTD	Change $	Change %	2Q11-QTD	2Q10-QTD
Gross Profit
Educational Resources	$58,740	$82,776	$(24,036)	-29.0%	50.0%	57.8%
Accelerated Learning	57,903	59,693	(1,790)	-3.0%	49.3%	41.7%
Corporate and Interco Elims	879	636	243		0.7%	0.5%

Total Gross Profit	$117,522	$143,105	$(25,583)	-17.9%	100.0%	100.0%

Segment Gross Margin Summary-QTD

	2Q11-QTD	2Q10-QTD
Gross Margin
Educational Resources	31.3%	34.5%
Accelerated Learning	55.7%	56.0%
Total Gross Margin	40.3%	41.3%

Segment Revenues and Gross Profit/Margin Analysis-YTD

					% of Revenue
	2Q11-YTD	2Q10-YTD	Change $	Change %	2Q11-YTD	2Q10-YTD
Revenues
Educational Resources	$363,111	$464,807	$(101,696)	-21.9%	66.6%	68.7%
Accelerated Learning	181,418	212,956	(31,538)	-14.8%	33.3%	31.5%
Corporate and Interco Elims	334	(1,250)	1,584		0.1%	-0.2%

Total Revenues	$544,863	$676,513	$(131,650)	-19.5%	100.0%	100.0%

					% of Gross Profit
	2Q11-YTD	2Q10-YTD	Change $	Change %	2Q11-YTD	2Q10-YTD
Gross Profit
Educational Resources	$120,850	$165,492	$(44,642)	-27.0%	53.6%	57.9%
Accelerated Learning	103,218	119,208	(15,990)	-13.4%	45.8%	41.7%
Corporate and Interco Elims	1,526	1,196	330		0.7%	0.4%

Total Gross Profit	$225,594	$285,896	$(60,302)	-21.1%	100.1%	100.0%

Segment Gross Margin Summary-YTD

	2Q11-YTD	2Q10-YTD
Gross Margin
Educational Resources	33.3%	35.6%
Accelerated Learning	56.9%	56.0%
Total Gross Margin	41.4%	42.3%

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